The Oakmark Funds' Fee Schedules
                                     October 30, 2004 through October 31, 2005





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

        Fund                                                 Fee

        Oakmark                       1.00% up to $2  billion;  0.90%  from $2-3  billion;  0.80% from $3-5 billion;  0.75% from $5-7.5 billion;  0.70% from $7.5-10 billion; and
                                      0.65% over $10 billion

        Select                        1.00% up to $1 billion;  0.95% from $1-1.5 billion; 0.90% from $1.5-2 billion;  0.85% from $2-2.5 billion; 0.80% from $2.5-5 billion; 0.75%
                                      from $5-10 billion; and 0.725% over $10 billion

        Equity and Income             0.75% up to $5  billion;  0.70%  from  $5-7.5  billion;  0.675%  from
                                      $7.5-10 billion;  0.65% from $10-12.5  billion;  and 0.60% over $12.5 billion

        Global                        1.00% up to $2 billion; 0.95% from $2-4 billion; and 0.90% over $4 billion

        International                 1.00% up to $2 billion; 0.95% from $2-3 billion; 0.85% from $3-5 billion; 0.825% from $5-7.5 billion; and 0.815% over $7.5 billion

        International Small Cap       1.25% up to $500  million;  1.10% from $500 million to $1.5  billion;
                                      and 1.05% over $1.5 billion

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